Press Release

Investor Contact:	Media Contact:

Michelle Spolver	Rick Popko
Fortinet, Inc.	Fortinet, Inc.
408-486-7837	408-486-7853
mspolver@fortinet.com	rpopko@fortinet.com

Fortinet Reports Third Quarter 2013 Financial Results

•	Billings of $165.2 million, up 14% year over year[1]

•	Revenues of $154.7 million, up 14% year over year

•	GAAP diluted net income per share of $0.07

•	Non-GAAP diluted net income per share of $0.12[1]

•	Cash flow from operations of $25.4 million

•	Free cash flow of $22.2 million[1]

•	Cash, cash equivalents and investments of $841.0 million, with no debt

SUNNYVALE, Calif. - October 23, 2013 - Fortinet® (NASDAQ: FTNT) - a leader in high-performance network security - today announced financial results for the third quarter ended September 30, 2013.

“We were very pleased with our solid execution during the third quarter, particularly our ability to exceed the high end of our billings, revenue and earnings per share expectations," said Ken Xie, founder, president and chief executive officer. “Our performance highlights the underlying strength of our technology and market adoption of Fortinet’s solutions across the globe. We are excited about the innovation we delivered with our latest FortiASIC NP-6 processor which enables the fastest firewall and IPS performance in the industry and brings with it meaningful benefits to customers.”

Financial Highlights for the Third Quarter of 2013

•	Billings[1]: Total billings were $165.2 million for the third quarter of 2013, an increase of 14% compared to $145.0 million in the same quarter of 2012.

•
Revenue: Total revenue was $154.7 million for the third quarter of 2013, an increase of 14% compared to $136.3 million in the same quarter of 2012. Within total revenue, product revenue was $69.7 million, an increase of 11% compared to the same quarter of

2012. Services revenue was $83.9 million, an increase of 20% compared to the same quarter of 2012.

•
Deferred Revenue: Deferred revenue was $400.2 million as of September 30, 2013, an increase of 18% compared to deferred revenue of $340.1 million as of September 30, 2012, and an increase of $10.5 million from $389.7 million as of June 30, 2013.

•
Cash and Cash Flow: As of September 30, 2013, cash, cash equivalents and investments were $841.0 million, compared to $814.4 million as of June 30, 2013. In the third quarter of 2013, cash flow from operations was $25.4 million and free cash flow was $22.2 million[1].

•
GAAP Operating Income: GAAP operating income was $18.3 million for the third quarter of 2013, representing a GAAP operating margin of 12%. GAAP operating income was $25.8 million for the same quarter of 2012, representing a GAAP operating margin of 19%.

•
GAAP Net Income and Diluted Net Income Per Share: GAAP net income was $11.0 million for the third quarter of 2013, based on a 40% effective tax rate for the quarter. This compared to GAAP net income of $17.2 million for the same quarter of 2012, based on a 36% effective tax rate for the quarter. GAAP diluted net income per share was $0.07 for the third quarter of 2013, based on 168.7 million weighted-average diluted shares outstanding, compared to $0.10 for the same quarter of 2012, based on 166.8 million weighted-average diluted shares outstanding.

•
Non-GAAP Operating Income[1]: Non-GAAP operating income was $30.0 million for the third quarter of 2013, representing a non-GAAP operating margin of 19%. Non-GAAP operating income was $34.3 million for the same quarter of 2012, representing a non-GAAP operating margin of 25%.

•
Non-GAAP Net Income and Diluted Net Income Per Share[1]: Non-GAAP net income was $20.2 million for the third quarter of 2013, based on a 33% effective tax rate for the quarter. Non-GAAP net income for the same quarter of 2012 was $23.3 million, based on a 34% effective tax rate. Non-GAAP diluted net income per share was $0.12 for the third quarter of 2013 based on 168.7 million weighted-average diluted shares outstanding, compared to $0.14 for the same quarter of 2012, based on 166.8 million weighted-average diluted shares outstanding.

1 A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures”.

Conference Call Details
Fortinet will host a conference call today, October 23, 2013, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss its financial results. To access this call, dial (877) 303-6913 (domestic) or (224) 357-2188 (international) with conference ID # 74655490. A live webcast of the conference call and supplemental slides will be accessible from the Investor Relations page of Fortinet's website at http://investor.fortinet.com and a replay will be archived and accessible at http://investor.fortinet.com/events.cfm. A replay of this conference call can also be accessed through October 30, 2013, by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) with conference ID# 74655490.

Following Fortinet's financial results conference call, the Company will host an additional question-and-answer session at 3:30 p.m. Pacific Time (6:30 p.m. Eastern Time) to provide an opportunity for financial analysts and investors to ask more detailed questions. To access this call, dial (877) 303-6913 (domestic) or (224) 357-2188 (international) with conference ID # 74655967. This follow-up call will be webcast live and accessible at http://investor.fortinet.com, and a replay will be archived and available after the call at http://investor.fortinet.com/events.cfm. A replay of this conference call will also be available through October 30, 2013 by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) with conference ID # 74655967.

About Fortinet (www.fortinet.com)
Fortinet (NASDAQ: FTNT) is a worldwide provider of network security appliances and a market leader in unified threat management (UTM). Our products and subscription services provide broad, integrated and high-performance protection against dynamic security threats while simplifying the IT security infrastructure. Our customers include enterprises, service providers and government entities worldwide, including a majority of the 2012 Fortune Global 100. Fortinet's flagship FortiGate product delivers ASIC-accelerated performance and integrates multiple layers of security designed to help protect against application and network threats. Fortinet's broad product line goes beyond UTM to help secure the extended enterprise -- from endpoints, to the perimeter and the core, including databases and applications. Fortinet is headquartered in Sunnyvale, Calif., with offices around the world.
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Copyright © 2013 Fortinet, Inc. All rights reserved. The symbols ® and ™ denote respectively federally registered trademarks and unregistered trademarks of Fortinet, Inc., its subsidiaries and affiliates. Fortinet's trademarks include, but are not limited to, the following: Fortinet, FortiGate, FortiGuard, FortiManager, FortiMail, FortiClient, FortiCare, FortiAnalyzer, FortiReporter, FortiOS, FortiASIC, FortiWiFi, FortiSwitch, FortiVoIP, FortiBIOS, FortiLog, FortiResponse, FortiCarrier, FortiScan, FortiDB and FortiWeb. Other trademarks belong to their respective owners.

FTNT-F

Forward-looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding the adoption of our solutions. Although we attempt to be accurate in making forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. Important factors that could cause results to differ materially from the statements herein include the following: general economic risks; specific economic risks in different geographies and among different customer segments, including specific economic risks such as those that may result from the U.S. budget process; uncertainty regarding increased business and renewals from existing customers; uncertainties around continued success in sales growth and market share gains; failure to convert sales pipeline into final sales; risks associated with successful implementation of multiple integrated software products and other product functionality risks; execution risks around new product development and introductions and innovation; customer support challenges; litigation and disputes and the potential cost, distraction and damage to sales and reputation caused thereby; market acceptance of new products and services; the ability to attract and retain personnel and the loss of any key personnel; changes in strategy; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations and service providers; technological changes that make our products and services less competitive; risks associated with the adoption of, and demand for, the UTM model in general and by specific customer segments; competition and pricing pressure; and the other risk factors set forth from time to time in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and our other filings with the SEC, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from our investor relations department.  All forward-looking statements herein reflect our opinions only as of the date of this release, and we undertake no obligation, and expressly disclaim any obligation, to update forward-looking statements herein in light of new information or future events.

Non-GAAP Financial Measures
We have provided in this release financial information that has not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Billings. We define billings as revenue recognized plus the change in deferred revenue from the beginning to the end of the period less any deferred revenue balances acquired from business combination(s) during the period. We consider billings to be a useful metric for management and investors because billings drive deferred revenue, which is an important indicator of the health and visibility of our business, and has historically, represented a majority of the quarterly revenue that we recognize. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. First, billings include amounts that have not yet been recognized as revenue. Second, we may calculate billings in a manner that is different from other companies that report similar financial measures. Management compensates for these limitations by providing specific information regarding GAAP revenue and evaluating billings together with revenues calculated in accordance with GAAP.

Free cash flow. We define free cash flow as net cash provided by operating activities minus capital expenditures. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property and equipment, can be used for strategic opportunities, including investing in our business, making strategic acquisitions, and strengthening the balance sheet. Analysis of free cash flow facilitates management’s comparisons of our operating results to competitors’ operating results. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating the company is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period because it excludes cash used for capital expenditures. Management compensates for this limitation by providing information about our capital expenditures on the face of the cash flow statement and under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources” in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K.

Non-GAAP operating income and operating margin. We define non-GAAP operating income as operating income plus stock-based compensation expense and amortization expense of certain intangible assets reduced by the income from payments we received from a patent settlement. Non-GAAP operating margin is defined as non-GAAP operating income divided by revenue. We consider these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of stock-based compensation expense, amortization expense of certain intangible assets, and patent settlement related income so that our management and investors can compare our recurring core business operating results over multiple periods. There are a number of limitations related to the use of non-GAAP operating income versus operating income calculated in accordance with GAAP. First, non-GAAP operating income excludes stock-based compensation expense and amortization expense of certain intangible assets. Stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in our business. Second, stock-based compensation is an important part of our employees’ compensation and impacts their performance. Third, the components of the costs that we exclude in our calculation of non-GAAP operating income may differ from the components that other companies exclude when they report their non-GAAP results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP operating income and evaluating non-GAAP operating income together with operating income calculated in accordance with GAAP.

Non-GAAP net income and diluted net income per share. We define non-GAAP net income as net income plus stock-based compensation expense and amortization expense of certain intangible assets reduced by the income from payments we received from a patent settlement, and includes the impact of the tax adjustment, if any, required to achieve the effective tax rate on a pro forma basis, which could differ from the GAAP effective tax rate. We define non-GAAP diluted net income per share as non-GAAP net income divided by the weighted-average diluted shares outstanding. We consider these non-GAAP financial measures to be useful metrics for management and investors for the same reasons that we use non-GAAP operating income and non-GAAP operating margin. However, in order to provide a complete picture of our recurring core business operating results, we include in non-GAAP net income and non-GAAP diluted net income per share, the tax adjustment required to achieve the effective tax rate on a pro forma basis, which could differ from the GAAP tax rate. We believe the effective tax rates we used are reasonable estimates of long-term normalized tax rates under our global operating structure. The same limitations described above regarding our use of non-GAAP operating income and non-GAAP operating margin apply to our use of non-GAAP net income and non-GAAP diluted net income per share. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and non-GAAP diluted net income per share and evaluating non-GAAP net income and non-GAAP diluted net income per share together with net income and diluted net income per share calculated in accordance with GAAP.

FORTINET, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	September 30, 2013	December 31, 2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$144,546	$122,975
Short-term investments	368,472	290,719
Accounts receivable—Net	107,802	107,642
Inventory	46,876	21,060
Prepaid expenses and other current assets	38,271	26,878
Total current assets	705,967	569,274
PROPERTY AND EQUIPMENT—Net	28,380	25,638
LONG-TERM INVESTMENTS	327,987	325,892
GOODWILL AND OTHER INTANGIBLE ASSETS—Net	10,612	2,117
DEFERRED TAX ASSETS—Non-current	51,996	48,525
OTHER ASSETS	3,200	4,051
TOTAL ASSETS	$1,128,142	$975,497
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$33,257	$20,816
Accrued liabilities	32,317	22,263
Accrued payroll and compensation	30,450	28,957
Deferred revenue	271,302	247,268
Total current liabilities	367,326	319,304
DEFERRED REVENUE—Non-current	128,871	115,917
INCOME TAX LIABILITIES—Non-current	30,568	28,778
OTHER LIABILITIES	1,424	564
Total liabilities	528,189	464,563
STOCKHOLDERS' EQUITY:
Common stock	163	162
Additional paid-in capital	455,279	400,075
Treasury stock	—	(2,995)
Accumulated other comprehensive income	1,653	3,091
Retained earnings	142,858	110,601
Total stockholders' equity	599,953	510,934
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,128,142	$975,497

Note: Certain prior period amounts have been combined to conform to the current period presentation.

FORTINET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
REVENUE:
Product	$69,687	$63,027	$194,162	$177,923
Services	83,883	69,782	239,447	197,332
Ratable and other revenue	1,129	3,459	4,338	7,222
Total revenue	154,699	136,268	437,947	382,477
COST OF REVENUE:
Product [1]	27,126	23,995	77,032	66,997
Services [1]	16,374	13,166	48,207	36,846
Ratable and other revenue	430	647	1,527	2,135
Total cost of revenue	43,930	37,808	126,766	105,978
GROSS PROFIT:
Product	42,561	39,032	117,130	110,926
Services	67,509	56,616	191,240	160,486
Ratable and other revenue	699	2,812	2,811	5,087
Total gross profit	110,769	98,460	311,181	276,499
OPERATING EXPENSES:
Research and development [1]	26,421	20,498	74,913	60,553
Sales and marketing [1]	56,687	44,743	162,660	131,038
General and administrative [1]	9,382	7,449	26,161	19,473
Total operating expenses	92,490	72,690	263,734	211,064
OPERATING INCOME	18,279	25,770	47,447	65,435
INTEREST INCOME	1,282	1,318	3,988	3,606
OTHER EXPENSE—Net	(1,151)	(317)	(1,036)	(315)
INCOME BEFORE INCOME TAXES	18,410	26,771	50,399	68,726
PROVISION FOR INCOME TAXES	7,381	9,565	18,142	23,397
NET INCOME	$11,029	$17,206	$32,257	$45,329
Net income per share:
Basic	$0.07	$0.11	$0.20	$0.29
Diluted	$0.07	$0.10	$0.19	$0.27
Weighted-average shares outstanding:
Basic	162,906	158,751	162,150	157,416
Diluted	168,666	166,791	168,054	166,127

[1] Includes stock-based compensation expense as follows:
Cost of product revenue	$91	$85	$277	$237
Cost of services revenue	1,297	1,018	3,543	2,704
Research and development	3,548	2,525	9,605	6,774
Sales and marketing	5,215	3,879	13,927	10,797
General and administrative	1,627	1,323	4,432	3,416
	$11,778	$8,830	$31,784	$23,928

FORTINET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Net income	$11,029	$17,206	$32,257	$45,329
Other comprehensive income (loss), net of reclassification adjustments:
Foreign currency translation gains (losses)	912	1,092	(901)	867
Unrealized gains (losses) on investments	600	1,968	(826)	3,441
Unrealized losses on cash flow hedges	—	(19)	—	—
Tax (provision) benefit related to items of other comprehensive income or loss	(209)	(618)	289	(1,133)
Other comprehensive income (loss), net of tax	1,303	2,423	(1,438)	3,175
Comprehensive income	$12,332	$19,629	$30,819	$48,504

FORTINET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Nine Months Ended
	September 30, 2013	September 30, 2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$32,257	$45,329
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,511	8,076
Amortization of investment premiums	8,900	10,002
Stock-based compensation	31,784	23,928
Excess tax benefit from employee stock option plans	(2,504)	(9,611)
Other non-cash items, net	520	893
Changes in operating assets and liabilities:
Accounts receivable—Net	589	5,680
Inventory	(31,344)	(14,977)
Prepaid expenses and other current assets	219	(71)
Other assets	(13,928)	(2,630)
Accounts payable	11,054	3,049
Accrued payroll and compensation	1,400	1,563
Accrued and other liabilities	2,631	1,301
Deferred revenue	36,425	45,192
Income taxes payable	11,202	15,849
Net cash provided by operating activities	100,716	133,573
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of investments	(419,124)	(523,389)
Sales of investments	25,488	25,768
Maturities of investments	303,852	343,174
Purchases of property and equipment	(6,729)	(20,283)
Payments made in connection with business acquisitions	(7,635)	(749)
Net cash used in investing activities	(104,148)	(175,479)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	24,470	36,006
Taxes paid related to net share settlement of equity awards	(966)	—
Excess tax benefit from employee stock option plans	2,504	9,611
Net cash provided by financing activities	26,008	45,617
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(1,005)	(235)
NET INCREASE IN CASH AND CASH EQUIVALENTS	21,571	3,476
CASH AND CASH EQUIVALENTS—Beginning of period	122,975	71,990
CASH AND CASH EQUIVALENTS—End of period	$144,546	$75,466

Note: Certain prior period amounts have been combined to conform to the current period presentation.

Reconciliations of non-GAAP results of operations measures to the nearest comparable GAAP measures
(Unaudited, in thousands)

Reconciliation of GAAP revenue to billings

	Three Months Ended
	September 30, 2013	September 30, 2012
Total revenue	$154,699	$136,268
Add increase in deferred revenue	10,491	8,710
Total billings (Non-GAAP)	$165,190	$144,978

Reconciliation of net cash provided by operating activities to free cash flow

	Three Months Ended
	September 30, 2013	September 30, 2012
Net cash provided by operating activities	$25,384	$40,770
Less purchases of property and equipment	(3,160)	(16,428)
Free cash flow (Non-GAAP)	$22,224	$24,342

Reconciliation of non-GAAP results of operations to the nearest comparable GAAP measures
(Unaudited, in thousands, except per share amounts)

Reconciliation of GAAP to Non-GAAP operating income, operating margin, net income and diluted net income per share

	Three Months Ended September 30, 2013				Three Months Ended September 30, 2012
	GAAP Results	Adjustments		Non-GAAP Results	GAAP Results	Adjustments		Non-GAAP Results
Operating Income	$18,279	$11,723	(a)	$30,002	$25,770	$8,578	(b)	$34,348
Operating Margin	12%			19%	19%			25%
Adjustments:
Stock-based compensation expense		11,778				8,830
Amortization expense of certain intangible assets		423	(c)			226	(c)
Patent settlement income		(478)				(478)
Tax adjustment		(2,563)	(d)			(2,454)	(e)
Net Income	$11,029	$9,160		$20,189	$17,206	$6,124		$23,330
Diluted net income per share	$0.07			$0.12	$0.10			$0.14
Shares used in per share calculations - diluted	168,666			168,666	166,791			166,791

(a) To exclude $11.8 million of stock-based compensation expense and $0.4 million of amortization expense of certain intangible assets offset by $0.5 million of patent settlement income in the three months ended September 30, 2013.
(b) To exclude $8.8 million of stock-based compensation expense and $0.2 million of amortization expense of certain intangible assets offset by $0.5 million of patent settlement income in the three months ended September 30, 2012.
(c) Effective second quarter of fiscal 2013, amortization expense of certain intangible assets is excluded from GAAP net income. Prior period amounts have been adjusted to conform to the current period presentation.
(d) Non-GAAP financial information is adjusted to achieve an overall 33 percent effective tax rate on a pro forma basis, which differs from the GAAP tax rate, in the three months ended September 30, 2013.
(e) Non-GAAP financial information is adjusted to achieve an overall 34 percent effective tax rate on a pro forma basis, which differs from the GAAP tax rate, in the three months ended September 30, 2012.